FOURTH AMENDMENT TO
                                   SECOND AMENDED AND RESTATED AGREEMENT
                                           OF LIMITED PARTNERSHIP
                                                     OF
                                        SYDNEY ENGEL ASSOCIATES L.P.


        This Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership ("Second Amendment") of SYDNEY ENGEL ASSOCIATES L.P. is made and entered into as of the 18th day of April, 1997, by and among the undersigned parties.

        WHEREAS, as of June 1, 1990, THE ENGEL GROUP, INC., a New York corporation with an office at 124 Atlantic Avenue, Lynbrook, New York 11563 ("Engel"), THE RICHMAN GROUP, INC., a Delaware corporation with an office at 599 West Putnam Avenue, Greenwich, Connecticut 06830 ("Richman") and TWIN CASTLE GROUP INC., a New York corporation with an office at 550 Brush Avenue, Bronx, New York 10465 ("Twin Castle") (Engel, Richman and Twin Castle sometimes hereinafter being referred to collectively as the "Original General Partners") and AMERICAN TAX CREDIT PROPERTIES III L.P., a Delaware limited partnership with an office c/o Richman (the "Limited Partner") entered into the Second Amended and Restated Agreement of Limited Partnership (the "Agreement") of Sydney Engel Associates L.P. (the "Partnership");

        WHEREAS, as of March 24, 1997, the Original General Partners and the Limited Partner entered into a First Amendment of the Agreement, which inter alia, authorized the execution of a Certificate of Adoption of the Revised Limited Partnership Act (Article 8-A of the Partnership Law of the State of New
York) (the "Revised Act") and an Amendment thereto changing the name of the Partnership to Sydney Engel Associates L.P.;

        WHEREAS, as of today's date, and immediately prior to the execution of this Agreement, the Original General Partners and the Limited Partner entered into (i) a Second Amendment of the Agreement, which, inter alia, effectuated the withdrawal of Twin Castle as a General Partner and the acquisition of its interest by the Partnership, and (ii) a Third Amendment of the Agreement, which, inter, alia, reassigned the interests of the Partners and authorized the filing of a Certificate with the New York State Department of State reflecting the interest of Engel as the sole General Partner;

        WHEREAS, in order to achieve Final Closing, the Lenders required the Partnership to purchase a guaranteed investment contract;

        WHEREAS, although the completion of the Apartment Complex and the delivery of economic benefits was timely, due to technical circumstances, the Partnership experienced a significant delay in achieving Final Closing;

        WHEREAS, the Investment Partnership received a benefit as a result of the delay in paying the Fourth Installment while continuing to receive the economic benefits from the Partnership, and as a result, the Investment Partnership has agreed to increase the amount of the Fourth Installment by $206,881; and

        WHEREAS,  the parties now desire to enter into this Fourth  Amendment to
(i) continue the Partnership and (ii) increase the amount of the Fourth Installment from $1,017,894 to $1,224,775.

        NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to continue the Partnership pursuant to the Revised Act, as set forth in this Fourth Amendment, as follows:

        1. All initially capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise provided herein. This Agreement may be signed in counterparts.

        2. Section  5.01(c) and Schedule A of the  Agreement are each amended by
deleting  "$2,994,993"   wherever  it  appears  and  substituting   "$3,201,874"
therefor.

        3.        Section   5.01(c)(iii)  of  the  Agreement  is  amended  by
deleting   "$1,017,894"   and substituting "$1,224,775" therefor.

        4. Except as set forth herein, the Partnership Agreement remains unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have affixed their signatures to this Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Sydney Engel Associates L.P. as of the date first above written.


                                GENERAL PARTNERS:

ATTEST/WITNESS:                              THE ENGEL GROUP, INC.


/s/ Joan Hartstein                               By: /s/ Sydney Engel
                                                  Sydney Engel, President

                                LIMITED PARTNER:

                                    AMERICAN TAX CREDIT PROPERTIES III L.P.

                          By:  Richman  Tax  Credit  Properties  III L.P.,  its
                                 general partner

ATTEST/WITNESS:        By:  Richman   Housing   Credits  Inc.,  its  general
                                   partner


/s/ Chip Krafnick                                By: /s/ Neal Ludeke
                                                Neal Ludeke, Vice President

STATE OF NEW YORK                  )
                              )     SS.:
COUNTY OF NASSAU                   )

        On this 26th day of June, 1997, before me personally came Sydney Engel, to me known, who being by me duly sworn, did depose and say that he resides at 206 Albon Road, Hewlett, New York; that he is the President of THE ENGEL GROUP, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.




                                Michael S. Weiss
                                  Notary Public




STATE OF                                       )
                             )      SS.:  GREENWICH
COUNTY OF                                   )

        On this 27th day of June, 1997, before me personally came NEAL LUDEKE, to me known, who being by me duly sworn, did depose and say that he resides at 26 Rising Rock Road, Stamford, CT 06903; that he is the Vice-President of RICHMAN HOUSING CREDITS INC., the corporation described in and which executed the foregoing instrument; which corporation is the general partner of RICHMAN TAX CREDIT PROPERTIES III L.P., the general partner of AMERICAN TAX CREDIT PROPERTIES III L.P., the limited partnership which executed the foregoing instrument; that the execution of the instrument by AMERICAN TAX CREDIT
PROPERTIES III L.P. was duly authorized according to the Limited Partnership Agreement; that RICHMAN HOUSING CREDITS INC., the general partner of its general partner, executed the instrument on behalf of the limited partnership pursuant to said authorization and that he signed his name thereto by order of the board of directors of said corporation.


                                                   /s/ Mary K. Holzer
                                  Notary Public